Exhibit 99.1

Blackstone Mortgage Trust Reports Third Quarter 2020 Results

New York, October 29, 2020: Blackstone Mortgage Trust, Inc. (NYSE:BXMT) today reported its third quarter 2020 results. Stephen D. Plavin, Chief Executive Officer, said, “BXMT’s strong third-quarter results reflect the earnings power and credit performance of our loan portfolio, as well as the benefits of a focused strategy of senior lending backed by top-quality properties with well-capitalized, institutional borrowers.”

Blackstone Mortgage Trust issued a full detailed presentation of its third quarter 2020 results, which can be viewed at www.bxmt.com.

Quarterly Investor Call Details

Blackstone Mortgage Trust will host a conference call today at 9:00 a.m. ET to discuss third quarter 2020 results. To register for the webcast, please use the following link: https://event.webcasts.com/starthere.jsp?ei=1376917&tp_key=767f491729. For those unable to listen to the live broadcast, a recorded replay will be available on the company’s website at www.bxmt.com beginning approximately two hours after the event.

About Blackstone Mortgage Trust

Blackstone Mortgage Trust (NYSE:BXMT) is a real estate finance company that originates senior loans collateralized by commercial real estate in North America, Europe, and Australia. Our investment objective is to preserve and protect shareholder capital while producing attractive risk- adjusted returns primarily through dividends generated from current income from our loan portfolio. Our portfolio is composed primarily of loans secured by high-quality, institutional assets in major markets, sponsored by experienced, well-capitalized real estate investment owners and operators. These senior loans are capitalized by accessing a variety of financing options, depending on our view of the most prudent strategy available for each of our investments. We are externally managed by BXMT Advisors L.L.C., a subsidiary of Blackstone. Further information is available at www.bxmt.com.

About Blackstone

Blackstone (NYSE:BX) is one of the world’s leading investment firms. Blackstone seeks to create positive economic impact and long-term value for its investors, the companies it invests in, and the communities in which it works. Blackstone does this by using extraordinary people and flexible capital to help companies solve problems. Blackstone’s asset management businesses, with $584 billion in assets under management, include investment vehicles focused on private equity, real estate, public debt and equity,

Blackstone Mortgage Trust, Inc. 345 Park Avenue New York, New York 10154 T 212 655 0220

non-investment grade credit, real assets and secondary funds, all on a global basis. Further information is available at www.blackstone.com. Follow Blackstone on Twitter @Blackstone.

Forward-Looking Statements and Other Matters

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect Blackstone Mortgage Trust’s current views with respect to, among other things, Blackstone Mortgage Trust’s operations and financial performance and the impact of the COVID-19 pandemic. You can identify these forward-looking statements by the use of words such as “outlook,” “objective,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Blackstone Mortgage Trust believes these factors include but are not limited to those described under the section entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020, as such factors may be further updated from time to time in its periodic filings with the Securities and Exchange Commission (“SEC”) which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the filings. Blackstone Mortgage Trust assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events or circumstances.

Investor and Public Affairs Contacts

Investor Relations Blackstone +1 (888) 756-8443 BlackstoneShareholderRelations@Blackstone.com	Public Affairs Blackstone +1 (212) 583-5263 PressInquiries@Blackstone.com